UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):
March 18, 2011

CHINA ORGANIC AGRICULTURE, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-52430	20-3505071
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Dalian City, Zhongshan District, Youhao Road
Manhattan Building #1, Suite # 1511
Dalian City, Liaoning Province, P.R. China
(Address of principal executive offices)

(707) 709-2321
(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)     On March 18, 2011 China Organic Agriculture, Inc. (the “Company”) announced the resignations of Chunyan Liu from his position as Chairman of its Board of Directors, Qian Qi as its Chief Executive Officer, Qinghua (Edward) Zhang as its Chief Financial Officer and Shujie Wu resigned as Director.

(b)    On March 18, 2011, the Board of Directors of the Company elected Mr. Andy Guo as Chairman of its Board of Directors and its Chief Executive Officer, and Mr. Steven Xu as a member of its Board of Directors and its Chief Financial Officer.

Mr. Guo, age 43, has extensive experience in establishing and managing large Chinese farming corporations including China listed companies, and in ecological farm management. From May 2009 to March 2011, Mr. Guo served as Director and General Manager of Investment Department of Beijing Bainixin Investment Consulting, Inc. From January 2008 to May 2009, Mr. Guo was General Manager and General Planting Director of Zhengbang Agriculture of the Zhengbang Group (a China listed company). From January 2006 to January 2008, Mr. Guo served as Assistant President of Guangdong Yixin Group, under the Village Development Center of China Agriculture Ministry. From August 2002 to January 2006, Mr. Guo was invited by his academic supervisor Prof. Long-ping Yuan, the “father of hybrid rice”, and appointed as the general manager of Hainan Dongfang Agriculture Science &Technology Garden, which is affiliated to Longping High-tech Corporation, a China listed company. From 1998 to 2002, Mr. Guo worked independently in the north of China on agricultural investment projects for Hunan Jinjian Rice Company (a China listed company) and established Jinjian Heilongjiang Northern Modern Agriculture Company.  From July 1993 to September 1995, Mr. Guo was the Deputy General Manager of Hunan Agriculture University High-tech Corporation.  From 1988 to 1993, Mr. Guo was assigned to work on Yueyang Jianxin Farm in the field of agricultural science research and seeds promotion, as technician, production team leader and general manager.

Mr. Guo received his Bachelor and Master of Agronomy degrees in Agronomy from Hunan Agricultural University, and in his PhD programs for about 6 months before joined Jinjian.

Mr. Xu, age 30, has extensive working and management experience in investment companies. From January 2008 to March 2011, he served as Chief Financial Officer of Beijing Xingyaomingzhu Investment Management, Inc. Mr. Xu is familiar with US GAAP and has experience in training and guiding an audit staff about the differences in accounting principles. Mr. Xu holds professional certificates of Certified Internal Auditor (CIA) and Certified Management Accountant (CMA).

Mr. Xu holds a Master of Accounting degree from Saint Louis University, USA; and a Bachelor degree of Business Administration from Tianjin University of Finance & Economics, China.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2011

CHINA ORGANIC AGRICULTURE, INC.

By	/s/ Andy Guo
Andy Guo
Chief Executive Officer